SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) June 12, 2001 (May 29, 2001)


                                INETVISIONZ, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


            000 28845                                      33-028517
     ------------------------                  ---------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)


6033 West Century Boulevard, Suite 500, Los Angeles, California         90045
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (310) 338-9822
                                                     --------------



          (Former name or former address, if changed since last report)

Item 5.  Ceasing of Operations
------------------------------

On June 4, 2001, iNetVisionz, Inc. announced that it was forced to ceased operations effective May 29, 2001. The decision to cease operations was due to the slow down of the Internet based economy and to an inability to pay its creditors.

As previously disclosed in the Company's Form 10-KSB for the year ended December 31, 2000 filed with the SEC on April 17, 2001, since its inception through December 31, 2000, the Company had not generated income from operations, had negative cash flows from had total current liabilities that exceeded current assets by $1,397,745 and had a net capital deficiency. As a result, the Company's independent accountants issued a going concern opinion on the December 31, 2000 financial statements. In order to implement its business plan, the Company believed that it needed to raise a minimum of $1 million in equity capital during calendar year 2001. The Company has been unable to secure equity or debt financing. As a result, the Company was forced to release all of its employees and cease operations.



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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   June 11, 2001                  INETVISIONZ, INC.



                                         /s/ Noreen Khan
                                         ---------------------------
                                         By: Noreen Khan
                                         Its: Chief Executive Officer, Director